Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Radisys Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-212861) on Form S-3 and registration statement (Nos. 333-219506, 333-219504, 333-211930, 333-207541, 333-201717, 333-191034, 333-191033, 333-190176, 333-190171, 333-175511, 333-175510, 333-173885, 333-169044, 333-162231, 333-162230, 333-158959, 333-142969, 333-142968, 333-137060, 333-126189, 333-116570, 333-111520, 333-106670, 333-46473, 333-38988, 333-38966, 333-00514, 333-80577, 333-68362, 333-50584, 333-50582, 333-80089, 333-80087, and 333-85093) on Forms S-8 of Radisys Corporation of our report dated February 28, 2018, with respect to the consolidated balance sheets of Radisys Corporation as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the three‑year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10-K of Radisys Corporation.

/s/ KPMG

Portland, Oregon
February 28, 2018